Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople, SVP Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces First Quarter 2014 Results

Board Declares Second Quarter Dividend on Common Shares of $0.20

Highlights

•	Operating and finance lease revenues of $178.3 million and Adjusted EBITDA[1] of $170.0 million

•	Net income of $5.8 million, or $0.07 per diluted common share

•	Adjusted net income[1] of $13.3 million, or $0.16 per diluted common share

•	Fleet utilization of 99% with an aircraft portfolio yield of 13.5%

•	Purchased eight aircraft for $715 million during the first quarter

•	Issued $500 million of 5.125% unsecured senior notes due 2021 during the first quarter; proceeds used to repay $450 million of 9.75% unsecured senior notes in April 2014

•	Increased bank revolver to $450 million from $335 million; extended the facility to four years and expanded the size of the bank group to nine from seven

•	32nd consecutive quarterly dividend declared by Aircastle’s Board of Directors

Stamford, CT. May 7, 2014 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported first quarter 2014 net income of $5.8 million, or $0.07 per diluted common share, and adjusted net income of $13.3 million, or $0.16 per diluted common share. The first quarter results included operating and finance lease revenues of $178.3 million versus $160.5 million in the first quarter of 2013.

[1]	Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers.

Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated: “During the first quarter of 2014, the Company completed several large new investments totaling $715 million including the first part of our purchase and leaseback deal with LATAM. We also took several important steps to improve our capital structure, including issuing $500 million in new unsecured notes to repay our first and most expensive bond, completing more than $300 million in well priced bank debt financings, repaying our first securitization and enlarging and enhancing our unsecured revolving credit facility. This work, along with many other actions during the quarter improved our portfolio and should increase Aircastle’s core profitability.”

First Quarter Results

Operating and finance lease revenues for the first quarter were $178.3 million, up $17.8 million or 11% year over year, due primarily to the revenue impact of aircraft acquisitions of $38.0 million, partially offset by lower revenues from aircraft sold of $16.9 million and the effect of lease extensions, transitions and terminations of $3.4 million.

Total revenues for the first quarter were $176.6 million, essentially flat versus the previous year. The $17.8 million increase in operating and finance lease revenues were partially offset by $13.8 million of lower maintenance revenues compared to the first quarter of 2013. Maintenance revenue in the first quarter of 2014 was reduced by $16.4 million of contra maintenance revenue, reflecting engine restoration work completed by a lessee prior to the scheduled return of three 737-800 aircraft. Other revenue was lower by $4.1 million in the first quarter of 2014 versus 2013, due primarily to the repayment of a debt investment in the first quarter of 2013 and revenues earned during the first quarter of 2013 related to aircraft returned to us early.

During the first quarter of 2014 we recorded non-cash transactional impairment charges for one 737-400 aircraft which was returned to us as scheduled by the lessee, and one Boeing 747-400 converted freighter for which we agreed to an early lease termination with our customer. For these two aircraft, we recorded impairment charges totaling $18.3 million and maintenance revenue of $17.2 million. We expect both aircraft will be sold at close to breakeven prices.

Adjusted EBITDA for the first quarter was $170.0 million, up $1.4 million from the first quarter of 2013. Operating and finance lease revenues were $17.8 million higher and maintenance expenses were $1.5 million lower. These improvements were partially offset by lower maintenance revenues and lower other revenues which decreased $17.9 million.

Net income for the first quarter was $5.8 million, down $17.3 million. Total revenues were flat as higher operating and finance lease revenues were offset by lower maintenance and other revenues. Higher interest expense of $5.1 million, higher depreciation of $4.0 million and higher non-cash aircraft impairment charges of $12.1 million were partially offset by a lower income tax provision of $2.7 million and lower maintenance costs of $1.5 million.

Adjusted net income for the quarter was $13.3 million, down $14.2 million year over year, and reflects flat total revenues as higher lease revenues were offset by lower maintenance and other revenues in the first quarter of 2014 versus the prior year. Higher non-cash impairment charges of $12.1 million, higher depreciation of $4.0 million and higher adjusted interest expense of $2.2 million were partially offset by a lower income tax provision of $2.7 million and lower maintenance costs of $1.5 million.

Aviation Assets

Thus far in 2014, we acquired or have committed to acquire thirteen aircraft for more than $1.1 billion. During the first quarter, we closed on the purchase of four 777-300ER aircraft built in 2012 leased to LATAM Airlines. We also completed the purchase of two A330-300 aircraft leased to Singapore Airlines and two 737-800 aircraft leased to Alaska Airlines.

During the first quarter of 2014, we sold six 737 “classic” aircraft, four of which were in a freighter configuration. Aircraft sales and dispositions during the quarter totaled $28.0 million which resulted in a net gain on the sale of aircraft of $1.1 million.

As of March 31, 2014, Aircastle owned 164 aircraft having a net book value of $5.8 billion, and our unencumbered aircraft totaled 104 with a net book value of $3.3 billion. Including unrestricted cash, total unencumbered assets were $3.9 billion at the end of the first quarter of 2014 versus $3.3 billion at year-end 2013. The increase in unencumbered assets was primarily due to the repayment of our Securitization No. 1 financing in February of 2014. At year-end 2013 this financing was secured with a pool of 26 aircraft which were unencumbered after the repayment.

	Owned Aircraft as of March 31, 2013(1)	Owned Aircraft as of March 31, 2014(1)
Flight Equipment Held for Lease ($ mils.)	$4,693	$5,822
Unencumbered Flight Equipment ($ mils.)	$2,059	$3,280
Number of Aircraft	158	164
Number of Unencumbered Aircraft	72	104
Passenger Aircraft (% of NBV)	71%	84%
Freighter Aircraft (% of NBV)	29%	16%
Weighted Average Fleet Age – Combined (years)(2)	10.9	9.1
Weighted Average Remaining Combined Lease Term (years)(3)	4.8	4.8
Weighted Average Fleet Utilization for the three months ended(4)	97%	99%
Portfolio Yield for the three months ended(5)	13.6%	13.5%

(1)	Calculated using net book value of flight equipment held for lease and net investment in finance leases at period end.
(2)	Weighted average age by net book value.
(3)	Weighted average remaining lease term by net book value.
(4)	Aircraft on-lease days as a percent of total days in period weighted by net book value.
(5)	Lease rental revenue for the period as a percent of the average net book value of flight equipment held for lease for the period; quarterly information is annualized.

Financing Update

In late March, we increased our unsecured revolving credit facility from $335 million to $450 million. We also expanded the bank group from seven to nine global financial institutions, to include Deutsche Bank and BNP Paribas, and extended the maturity date to March 2018.

In March 2014, we issued $500 million of 5.125% senior unsecured notes due in 2021. The bonds were issued at par, and Aircastle used the net proceeds from the offering to repay $450 million par value 9.75% senior notes due in 2018, plus accrued interest and fees in April 2014.

In February 2014, we repaid the outstanding amount, plus accrued interest and fees, due under Securitization No. 1 and terminated the related swap for a total cash payment of $255 million. In February 2014, we also raised $303 million in secured financing for two B777-300ER and one A330-200 aircraft acquired in 2013.

Common Dividend

On May 5, 2014, Aircastle’s Board of Directors declared a second quarter 2014 cash dividend on its common shares of $0.20 per share, payable on June 13, 2014 to shareholders of record on May 30, 2014.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Wednesday, May 7, 2014 at 10:00AM Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (800) 723-6498 (from within the U.S. and Canada) or (785) 830-7989 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode “3739822”.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to this earnings release, an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00PM Eastern time on Friday, June 6, 2014 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “3739822”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of March 31, 2014, Aircastle’s aircraft portfolio consisted of 164 aircraft on lease with 65 customers located in 37 countries.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA, Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle’s expectations include, but are not limited to, capital markets disruption or volatility which could adversely affect our continued ability to obtain additional capital to finance new investments or our working capital needs; government fiscal or tax policies, general economic and business conditions or other factors affecting demand for aircraft or aircraft values and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions caused by political unrest and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases and other risks detailed from time to time in Aircastle’s filings with the SEC, including as previously disclosed in Aircastle’s 2013 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31, 2013	March 31, 2014
		(Unaudited)
ASSETS
Cash and cash equivalents	$654,613	$614,096
Accounts receivable	2,825	4,437
Restricted cash and cash equivalents	122,773	102,463
Restricted liquidity facility collateral	107,000	65,000
Flight equipment held for lease, net of accumulated depreciation of $1,430,325 and $1,450,597	5,044,410	5,679,723
Net investment in finance leases	145,173	142,400
Unconsolidated equity method investment	21,123	21,440
Other assets	153,976	148,706

Total assets	$6,251,893	$6,778,265

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings (including borrowings of ACS Ireland VIEs of $152,545 and $93,938, respectively)	$1,586,835	$1,641,727
Borrowings from unsecured financings	2,150,527	2,650,498
Accounts payable, accrued expenses and other liabilities	111,661	156,765
Lease rentals received in advance	49,235	51,660
Liquidity facility	107,000	65,000
Security deposits	118,804	117,024
Maintenance payments	442,432	446,742
Fair value of derivative liabilities	39,992	4,765

Total liabilities	4,606,486	5,134,181

Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 80,806,975 shares issued and outstanding at December 31, 2013; and 81,004,031 shares issued and outstanding at March 31, 2014	808	810
Additional paid-in capital	1,562,106	1,561,508
Retained earnings	158,398	147,974
Accumulated other comprehensive loss	(75,905)	(66,208)

Total shareholders’ equity	1,645,407	1,644,084

Total liabilities and shareholders’ equity	$6,251,893	$6,778,265

Aircastle Limited and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2014
Revenues:
Lease rental revenue	$156,590	$174,335
Finance lease revenue	3,884	3,987
Amortization of lease premiums, discounts and lease incentives	(7,081)	(6,591)
Maintenance revenue (including contra maintenance revenue of $0 and $16,382 for the three months ended March 31, 2013 and 2014, respectively)	16,866	3,042

Total lease revenue	170,259	174,773
Other revenue	5,930	1,830

Total revenues	176,189	176,603

Operating expenses:
Depreciation	69,900	73,927
Interest, net	59,152	64,263
Selling, general and administrative (including non-cash share based payment expense of $811 and $990 for the three months ended March 31, 2013 and 2014, respectively)	13,285	13,944
Impairment of Aircraft	6,199	18,263
Maintenance and other costs	3,412	1,863

Total expenses	151,948	172,260

Other income:
Gain on sale of flight equipment	1,192	1,110
Other	1,215	757

Total other income	2,407	1,867

Income from continuing operations before income taxes	26,648	6,210
Income tax provision	3,584	883
Earnings of unconsolidated equity method investment, net of tax	—	450

Net income	$23,064	$5,777

Earnings per common share — Basic:
Net income per share	$0.34	$0.07

Earnings per common share — Diluted:
Net income per share	$0.34	$0.07

Dividends declared per share	$0.165	$0.200

Aircastle Limited and Subsidiaries

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2014
Net income	$23,064	$5,777

Other comprehensive income, net of tax:
Net change in fair value of derivatives, net of tax expense of $118 and $804 for the three months ended March 2013 and 2014, respectively	3,826	370
Net derivative loss reclassified into earnings	8,274	9,327

Other comprehensive income	12,100	9,697

Total comprehensive income	$35,164	$15,474

Aircastle Limited and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2014
Cash flows from operating activities:
Net income	$23,064	$5,777
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	69,900	73,927
Amortization of deferred financing costs	2,435	3,420
Amortization of net lease discounts and lease incentives	7,081	6,591
Deferred income taxes	2,194	1,347
Non-cash share based payment expense	811	990
Cash flow hedges reclassified into earnings	8,274	9,327
Security deposits and maintenance payments included in earnings	(23,259)	(14,786)
Gain on sale of flight equipment	(1,192)	(1,110)
Impairment of aircraft	6,199	18,263
Other	(2,773)	(2,162)
Changes in certain assets and liabilities:
Accounts receivable	1,866	(1,496)
Other assets	(95)	(1,171)
Accounts payable, accrued expenses and other liabilities	1,144	2,907
Lease rentals received in advance	(2,902)	1,167

Net cash provided by operating activities	92,747	102,991

Cash flows from investing activities:
Acquisition and improvement of flight equipment and lease incentives	(4,157)	(663,038)
Proceeds from sale of flight equipment	19,750	28,018
Aircraft purchase deposits and progress payments	(3,869)	3,280
Net investment in finance leases	(11,595)	—
Collections on finance leases	1,845	2,773
Unconsolidated equity method investment and associated costs	—	(159)
Distributions from unconsolidated equity method investment in excess of earnings	—	388
Principal repayments on debt investment	42,001	—
Other	5	(248)

Net cash used in investing activities	43,980	(628,986)

Cash flows from financing activities:
Issuance of shares net of repurchases	(7,940)	(2,091)
Proceeds from notes and term debt financings	—	803,200
Securitization and term debt financing repayments	(82,681)	(287,778)
Deferred financing costs	(441)	(14,755)
Restricted secured liquidity facility collateral	—	42,000
Secured liquidity facility collateral	—	(42,000)
Restricted cash and cash equivalents related to financing activities	2,819	20,310
Security deposits received	11,349	636
Security deposits returned	(425)	(4,463)
Maintenance payments received	34,142	41,265
Maintenance payments returned	(7,196)	(21,218)
Payments for terminated cash flow hedges	—	(33,427)
Dividends paid	(11,268)	(16,201)

Net cash (used in) provided by financing activities	(61,641)	485,478

Net increase (decrease) in cash and cash equivalents	75,086	(40,517)
Cash and cash equivalents at beginning of period	618,217	654,613

Cash and cash equivalents at end of period	$693,303	$614,096

Aircastle Limited and Subsidiaries

Supplemental Financial Information

(Amount in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2014
Revenues	$176,189	$176,603
EBITDA	$162,781	$151,441
Adjusted EBITDA	$168,576	$170,013
Adjusted net income	$27,412	$13,260
Adjusted net income allocable to common shares	$27,214	$13,178
Per common share - Basic	$0.40	$0.16
Per common share - Diluted	$0.40	$0.16
Basic common shares outstanding	67,896	80,387
Diluted common shares outstanding	67,896	80,387

Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2014
	(Dollars in thousands)
Net income	$23,064	$5,777
Depreciation	69,900	73,927
Amortization of net lease discounts and lease incentives	7,081	6,591
Interest, net	59,152	64,263
Income tax provision	3,584	883

EBITDA	$162,781	$151,441
Adjustments:
Impairment of aircraft	6,199	18,263
Non-cash share based payment expense	811	990
Gain on mark to market of interest rate derivative contracts	(1,215)	(681)

Adjusted EBITDA	$168,576	$170,013

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-US GAAP measure is helpful in identifying trends in our performance. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed. EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the board of directors to review the consolidated financial performance of our business. We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Adjusted Net Income Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2014
	(Dollars in thousands)
Net income	$23,064	$5,777
Ineffective portion and termination of hedges(1)	128	53
Gain on mark to market of interest rate derivative contracts(2)	(1,215)	(681)
Stock compensation expense(3)	811	990
Term Financing No. 1 hedge loss amortization charges(1)	4,283	4,104
Securitization No. 1 hedge loss amortization charges (1)	341	3,017

Adjusted net income	$27,412	$13,260

(1)	Included in Interest, net.
(2)	Included in Other income (expense).
(3)	Included in Selling, general and administrative expenses.

Management believes that ANI, when viewed in conjunction with the Company’s results under US GAAP and the above reconciliation, provides useful information about operating and period-over-period performance, and provides additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting, changes related to refinancing activity and non-cash share based payment expense.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2014
	Shares	Percent(2)
Weighted average shares
Common shares outstanding – Basic	80,387	99.38%
Unvested restricted common shares outstanding	501	0.62%

Total weighted average shares outstanding	80,888	100.00%

Common shares outstanding – Basic	80,387	100.00%
Effect of dilutive shares(1)	—	—

Common shares outstanding – Diluted	80,387	100.00%

Net income allocation
Net income	$5,777	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(36)	(0.62)%

Earnings available to common shares	$5,741	99.38%

Adjusted net income allocation
Adjusted net income	$13,260	100.00%
Amounts allocated to unvested restricted shares	(82)	(0.62)%

Amounts allocated to common shares	$13,178	99.38%

(1)	The Company had no dilutive common share equivalents for the periods presented.
(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2013
	Shares	Percent(2)
Weighted average shares
Common shares outstanding – Basic	67,896	99.28%
Unvested restricted common shares outstanding	493	0.72%

Total weighted average shares outstanding	68,389	100.00%

Common shares outstanding – Basic	67,896	100.00%
Effect of dilutive shares(1)	—	—

Common shares outstanding – Diluted	67,896	100.00%

Net income allocation
Net income	$23,064	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(166)	(0.72)%

Earnings available to common shares	$22,898	99.28%

Adjusted net income allocation
Adjusted net income	$27,412	100.00%
Amounts allocated to unvested restricted shares	(198)	(0.72)%

Amounts allocated to common shares	$27,214	99.28%

(1)	The Company had no dilutive common share equivalents for the periods presented.
(2)	Percentages rounded to two decimal places.